Exhibit 99-6

'TenStix Chairman discusses recent events and TNTI's growth plan'

Thursday April 22, 9:30 am ET

A Web Radio Series Featuring CEO Interviews, by IPOdesktop.com

LOS ANGELES, April 22, 2004 (PRIMEZONE) -- IPOdesktop.com presents ``TenStix Chairman discusses recent events and TNTI's growth plan'' a web radio interview with Tony Crandall, Chairman of TenStix (OTC BB:TNTI.OB - News)
(OTC BB:TNTIE.OB - News). Ten Stix is a pre-eminent developer and supplier or Casino Products and Table Games including the ``ProShuffle'' multi-deck card shuffler and ``Hold'em 88'' table game.

Chairman guest: Tony Crandall

Show host: Francis Gaskins, Editor, http://IPOdesktop.com

CLICK-TO-LISTEN -- at WorldTalkRadio.com, the largest Internet Talk station (Finance & Investments, CEO interviews)

http://www.worldtalkradio.com/archive.asp?aid=1549

(If this is not a direct link simply copy & paste to your browser)

Forward Looking Statements

http://gaskinsco.com/forwardlooking.htm

About Ten Stix, Inc.

Ten Stix is a pre-eminent developer and supplier or Casino Products and Table Games including the "ProShuffle" multi-deck card shuffler and "Hold'em 88" table game. For more information visit Ten Stix online http://www.tenstix.com

Contact:
          Ten Stix, Inc.
          Thomas Sawyer
          (303) 567-0163